Exhibit 99

Host America Corp to Present at Merriman Curhan Ford & Co. Next-Generation Energy Conference

Hamden, CT, April 28, 2005 - Host America Corporation (NASDAQ-CAFE) announced today that President Geoff Ramsey and CFO David Murphy will be presenting at the Next-Generation Energy Conference hosted by Merriman Curhan & Ford at the St Regis Hotel located in New York, New York.  Host America Corp will be presenting on May 3, 2005 at 2:00 pm Eastern Standard Time (EST).

Merriman Curhan Ford & Co. Next-Generation Energy Conference will offer a unique opportunity for Investment Professionals to meet companies with a multitude of proprietary technologies addressing the many facets of next generation energy. With a focus on Next Generation Energy (NGE), Merriman Curhan Ford & Co. has become the definitive source for investors looking at fast-growing alternative energy companies.

Anyone wishing to schedule a one-on-one meeting with Host America Corporation at this conference, please contact Jim Blackman at 713-256-0369 or jimblackman@prfinancialmarketing.com.

Host America Corporation provides customized energy management and conservation solutions for commercial, industrial and real estate customers.  The Company’s food management business provides outsource food management on a long-term contract basis for corporations, schools, Meals on Wheels, and Head Start programs.  The Company employs approximately 504 employees and is headquartered in Hamden, CT.  The Company’s website is www.hostamericacorp.com.

"Safe Harbor" statement under the Private Securities Litigation reform Act of 1995: The statements contained in this release, which are not historical facts, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Examples of such forward-looking statements include the expected revenues and sales of products and revenues related to this announcement. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks and uncertainties include the risks associated with the Company's entry into a new commercial food markets that require the company to develop demand for its products, its ability to access the capital markets and other risks described in the Company's Securities and Exchange Commission fillings.

PR: Jim Blackman PR Financial Marketing L.L.C. 9901 Sharpcrest #M12 Houston, TX 77036 (713) 256-0369 jimblackman@prfinancialmarketing.com	IR: Mark Miller East West Network Group 3500 Cedar Valley Drive Smyrna, GA 30080 (770) 436-7429 mmeastwest@hotmail.com